FOR IMMEDIATE RELEASE

             iBEAM BROADCASTING ANNOUNCES STRATEGIC PARTNERSHIP WITH
                            WILLIAMS COMMUNICATIONS

   $40 Million To Be Invested in iBEAM by Group of Investors Led by Williams Communications; iBEAM To Leverage Williams Communications' Fiber Optic Network
                       and Broadband Media Infrastructure

SUNNYVALE, Calif. June 25, 2001 - iBEAM Broadcasting(R) Corp. (NASDAQ: IBEM), a leading provider of streaming communications solutions, announced today the signing of a strategic partnership with Williams Communications (NYSE: WCG), a leading provider of broadband services for bandwidth-centric customers. The agreement provides that Williams Communications will invest $30 million in iBEAM and iBEAM will leverage Williams Communications' extensive international fiber-optic network and broadband services. iBEAM and Williams Communications will also develop new services targeted for the rapidly growing streaming market and Williams Communications will continue to provide reselling services for iBEAM products. Further, other parties have agreed to invest an additional $10 million in iBEAM.

The $40 million investment, including $30 million from Williams Communications, provides iBEAM with capital and services necessary to continue developing and delivering superior quality streaming products and services to hundreds of enterprise and entertainment clients. These services feature Activecast(TM), iBEAM's interactive webcasting service, and a broad set of advanced streaming applications for ad insertion, media syndication, digital rights management, and pay-per-view. All of iBEAM's services are tightly integrated with the company's hybrid fiber-optic and satellite based Intelligent Distribution Network, a streaming network optimized for delivering high quality audio and video streams.

"Williams Communications is a recognized leader in its field and we look forward to leveraging our individual but inter-related strengths into a mutually beneficial, long-term strategic relationship," said Peter Desnoes, President, Chairman and CEO of iBEAM. "By aligning the streaming media expertise of iBEAM with the world class network and financial backing of a telecommunications leader such as Williams Communications, iBEAM gains important momentum that will enhance our ability to provide state-of-the-art streaming communications solutions to enterprise and entertainment companies. We are extremely pleased by the vote of confidence in our business that these investments represent."

As part of this agreement, iBEAM will integrate its streaming network with Williams Communications' 33,000 mile next generation fiber-optic network. Williams Communications will also provide iBEAM with an expanded set of telecommunications and broadband media services and become the preferred provider for iBEAM's IP transit services.

"We see in iBEAM an exciting opportunity to work with a leading-edge technology company in an area where we expect significant long-term business," said Laura Kenny,


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president of Williams Communications Vyvx Broadband Media unit. "Our complementary experiences and areas of focus will together enable us to provide the best-in-class products and services to the many customers who are just beginning to appreciate the benefits that this technology provides."

Williams Communications operates the largest, most efficient, next-generation network in North America. Spanning 33,000 lit and 40,000 planned route miles, connecting 125 cities and reaching five continents, Williams Communications provides customers with unparalleled local-to-global connectivity. Through its Vyvx Broadband Media unit, Williams Communications is the leader in providing broadcast content to the media industry, providing transmission services for 80 percent of all professional football, basketball, baseball and hockey broadcasts and 65 percent of all live news broadcasts. Its MediaXtranet(SM) infrastructure expands its broadcast distribution capabilities to broadband media applications and includes digital asset management, content gathering and distribution utilizing streaming and file-based formats.

Streaming Market Experiencing Substantial Growth

Streaming media is one of the fastest growing areas in the online marketplace today. According to Jupiter Media Metrix, enterprise spending on streaming video technology alone will increase from $140 million in 2000 to $2.8 billion in 2005. Consumer streaming services are expected to grow as well. The Yankee Group predicts that streaming advertising spending will expand by nearly 700% by 2005 from $44 million today. Streaming services are heavily dependent upon user access to broadband connections. While a substantial percentage of people access broadband connections today from their office, Jupiter Media Metrix forecasts broadband penetration will grow to five times its current level, or nearly 30 million households in the United States by 2005.

Details of the Agreement

Under the terms of the agreement, iBEAM will issue and sell 2,400,939 shares of preferred stock for a total purchase price of $30 million in cash plus an in-kind contribution of services valued at $10 million from Williams Communications, for a total consideration of $40 million. The preferred stock will be convertible into 240,093,900 shares of iBEAM common stock, or approximately 65% of the outstanding stock of iBEAM after the closing, which values the investment substantially below the recent trading range of iBEAM's common stock. Following the completion of the investment, Williams Communications will hold 49% of the company's outstanding voting stock. Additionally, Williams Communications will be entitled to elect four representatives to be named upon closing to iBEAM's board of directors, in an expansion of the existing board to nine directors. The holders of the preferred stock will have certain other rights and preferences more fully described in the company's Form 8-K to be filed with the Securities and Exchange Commission. The agreement is subject to various closing conditions, including waiver of the NASDAQ shareholder approval requirements, and is expected to close within a few weeks.

About iBEAM Broadcasting Corp.

iBEAM Broadcasting(R) Corp. (NASDAQ: IBEM), founded in 1998, is a leading provider of streaming communications solutions. iBEAM's end-to-end solutions for enterprise


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and media customers include interactive webcasting, streaming advertising insertion, syndication and pay-per-view management, and secure, licensed download and geographical identification applications. iBEAM currently delivers more than 100 million audio and video streams per month across its intelligent distribution network of satellite connected, high-performance servers located in more than 210 networks around the world. Several hundred innovative companies use iBEAM's global services including media leaders, CNBC, MTVi, and LAUNCH.com, and enterprise customers, IBM/Lotus, Bristol-Myers Squibb, and Merrill Lynch. iBEAM is headquartered in Sunnyvale, Calif. Telephone (408) 523-1600. For more information visit www.ibeam.com.

iBEAM's Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.

The statements contained in this release are forward-looking statements. Actual results may differ materially from those anticipated in any forward-looking statement as a result of certain risks and uncertainties, including, without limitation: satisfaction of the various closing conditions, including waiver of the NASDAQ shareholder approval requirements, necessary to complete the proposed investment; the impact of the substantial dilution resulting from the proposed transaction on the trading price of iBEAM's common stock; iBEAM's ability to obtain additional funding, increase its revenues and expand its customer base, reduce its capital expenditures and other operating expenses, improve its gross margins and reduce its cash consumption; iBEAM's ability to successfully leverage, and realize financial and operational benefits from, its partnership with Williams Communications and its use of Williams Communications' network; iBEAM's ability to remain listed on the NASDAQ National Market; the growth in demand for streaming media; the early stage of iBEAM's operating history and the industry for Internet broadcast services; the impact of competition; and the desirability of iBEAM's new and existing products and services in the market. For other risks and uncertainties applicable to iBEAM's business, investors are encouraged to refer to iBEAM's most recent Form 10-Q or 10-K filed with the Securities and Exchange Commission.

Contacts:

iBEAM Broadcasting
Investor Relations
Rick Gaisser
iBEAM Broadcasting Corporation
(408) 830-3548
ir@ibeam.com

Public Relations
Anna Caldwell
iBEAM Broadcasting Corporation
(408) 523-1634
acaldwell@ibeam.com

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